Exhibit 99.1

News Release From Nuance Communications
FOR IMMEDIATE RELEASE
Contacts:

For Investors Kevin Faulkner Nuance Communications, Inc. Tel: 408-992-6100 Email: kevin.faulkner@nuance.com	For Press and Investors Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com

Nuance Announces Fiscal 2012 and Fourth Quarter Results

32% Operating Cash Flow Growth and 25% Revenue Growth in FY 12

Driven by Strength in Mobile and Healthcare

BURLINGTON, Mass., November 19, 2012 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its fiscal 2012 and fourth quarter, ended September 30, 2012.

Nuance reported GAAP revenue of $1,651.5 million in fiscal 2012, a 25.2% increase over GAAP revenue of $1,318.7 million in fiscal 2011. Nuance reported non-GAAP revenue of $1,738.1 million, which includes $86.6 million in revenue lost to accounting treatment in conjunction with acquisitions. Fiscal 2012 non-GAAP revenue grew 24.7% over non-GAAP revenue of $1,393.9 million in fiscal 2011.

In fiscal 2012, Nuance recognized GAAP net income of $207.1 million, or $0.65 per diluted share, compared with GAAP net income of $38.2 million, or $0.12 per diluted share, in fiscal 2011. In fiscal 2012, Nuance reported non-GAAP net income of $555.9 million, or $1.73 per diluted share, compared to non-GAAP net income of $430.7 million, or $1.36 per diluted share, in fiscal 2011. Nuance’s fiscal 2012 non-GAAP operating margin was 35.8%, up from 33.9% in fiscal 2011. Nuance reported cash flow from operations of $473.0 million in fiscal 2012, a 32.3% increase over $357.4 million in fiscal 2011. Nuance ended fiscal 2012 with a balance of cash and cash equivalents of $1,129.8 million.

Nuance reported GAAP revenue of $468.8 million in the fourth quarter of fiscal 2012, a 27.7% increase over GAAP revenue of $367.0 million in the fourth quarter of fiscal 2011. Nuance reported non-GAAP revenue of $490.1 million, which includes $21.3 million in revenue lost to accounting treatment in conjunction with acquisitions. Fourth quarter fiscal 2012 non-GAAP revenue grew 22.7% over non-GAAP revenue of $399.5 million in the same quarter last year.

In the fourth quarter of fiscal 2012, Nuance recognized GAAP net income of $117.6 million, or $0.36 per diluted share, compared with GAAP net loss of ($5.1) million, or ($0.02) per share, in the fourth quarter of fiscal 2011. In the fourth quarter of fiscal 2012, Nuance reported non-GAAP net income of $164.9 million, or $0.51 per diluted share, compared to non-GAAP net income of $133.5 million, or $0.42 per diluted share, in the fourth quarter of fiscal 2011. Nuance’s fourth quarter fiscal 2012 non-GAAP operating margin was 37.2%, up from 36.1% in the fourth quarter of fiscal 2011. Nuance reported cash flow from operations of $141.5 million in the fourth quarter of fiscal 2012, a 44.5% increase over $97.9 million in the fourth quarter of fiscal 2011.

Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.

“In fiscal 2012, Nuance delivered its strongest year ever, led by 25% revenue growth and 32% operating cash flow growth,” said Tom Beaudoin, Nuance executive vice president and CFO. “Design wins and partnerships with global leaders such as Cerner, Intel and Samsung are extending Nuance technology into new solutions and expanding our addressable markets. Across our markets, Nuance’s ability to deliver customized voice and natural language solutions that understand user intent drove record bookings in fiscal 2012 and continues to drive unprecedented customer interest, positioning us well for growth in fiscal 2013.”

Highlights from the quarter include:

•

Healthcare – For Nuance’s healthcare solutions, fiscal 2012 non-GAAP revenue was $669.4 million, up 27.1%, and fourth quarter non-GAAP revenue was $189.7 million, up 27.6%, from the corresponding periods last year. During the fourth quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key healthcare customers included Beaumont, Franciscan Health System, Kettering Healthcare, Maine Medical Center, Memorial Healthcare, Mt. Sinai, Poudre Valley Health System, Providence Healthcare, Swedish Health Services, U.S. Army Medical Command, Veterans Health Administration, and Zwanger Pesiri.

•

Mobile & Consumer – For Nuance’s mobile and consumer solutions, fiscal 2012 non-GAAP revenue was $508.3 million, up 29.2%, and fourth quarter non-GAAP revenue was $152.2 million, up 28.2%, from the corresponding periods last year. Key mobile customers, new bookings or design wins in the quarter included Acer, Amazon, Audi, Delphi, Ford, Garmin, Huawei, Intel, Metro PCS, Movistar Spain, Nissan, Samsung, Telefonica Spain, and ZTE.

•

Enterprise – For Nuance’s enterprise solutions, fiscal 2012 non-GAAP revenue was $332.0 million, up 12.0%, and fourth quarter non-GAAP revenue was $90.3 million, up 12.9%, from the corresponding periods last year. Key enterprise customers in the quarter included Australia Department of Human Services, Bradesco, C Spire, Cigna, Citigroup, Geico, Metro PCS, Telstra, UK Department for Work and Pensions, UK HM Revenue & Customs, USAA, USAir, and Vonage.

•

Imaging – For Nuance’s document imaging solutions, fiscal 2012 revenue was $228.4 million, up 28.7%, and fourth quarter non-GAAP revenue was $57.9 million, up 11.1%, from the corresponding periods last year. Key imaging customers in the quarter included Amazon, Canon, Deloitte, EMC, Humanware, JP Morgan, Ricoh, and Xerox.

Conference Call and Prepared Remarks

Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available at http://www.nuance.com/earnings-results/ in conjunction with the press release.

As previously scheduled, the conference call will begin today, November 19, 2012 at 5:00 EST and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1059 or (612) 234-9960 at least five minutes prior to the call and referencing code 267082. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 267082.

About Nuance Communications, Inc

Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of voice and language solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements

Statements in this document regarding continued growth in fiscal 2012 and Nuance management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

The information included in this press release should not be viewed as a substitute for full GAAP financial statements.

Discussion of Non-GAAP Financial Measures

Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and twelve months ended September 30, 2012 and 2011, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which is described below.

Acquisition-Related Revenue and Cost of Revenue.

The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from Swype and Equitrac for the three months ended September 30, 2012, and primarily from Equitrac, Loquendo, eCopy and Swype for the twelve months ended September 30, 2012, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.

Acquisition-Related Costs, Net.

In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.

(ii) Professional service fees. Professional service fees include third party costs related to the acquisition, and legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.

(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.

The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Costs Associated with IP Collaboration Agreement.

In order to gain access to a third party’s extensive speech recognition technology and natural language and semantic processing technology, Nuance has entered into three IP collaboration agreements, with terms ranging between five and six years. Depending on the agreement, some or all intellectual property derived from these collaborations will be jointly owned by the two parties. For the majority of the developed intellectual property, Nuance will have sole rights to commercialize such intellectual property for periods ranging between two to six years, depending on the agreement. For non-GAAP purposes, Nuance considers these long-term contracts and the resulting acquisitions of intellectual property from this third-party over the agreements’ terms to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding these expenses. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from these collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of these collaboration agreements and have incentives based on those results.

Non-Cash Expenses.

The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:

(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.

Other Expenses.

The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash, and gains or losses on non-controlling strategic equity interests.

The Company believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.

Financial Tables Follow

Nuance Communications, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011
Revenues:
Product and licensing	$209,227	$179,177	$740,726	$607,358
Professional services and hosting	196,886	132,063	673,943	509,141
Maintenance and support	62,668	55,801	236,840	202,242

Total revenues	468,781	367,041	1,651,509	1,318,741

Cost of revenues:
Product and licensing	21,713	17,651	74,837	65,601
Professional services and hosting	122,153	93,052	424,733	341,055
Maintenance and support	12,319	11,412	45,325	38,057
Amortization of intangible assets	15,300	14,570	60,034	55,111

Total cost of revenues	171,485	136,685	604,929	499,824

Gross profit	297,296	230,356	1,046,580	818,917

Operating expenses:
Research and development	63,311	49,479	225,441	179,377
Sales and marketing	101,298	80,622	369,205	306,439
General and administrative	47,838	43,332	163,318	147,603
Amortization of intangible assets	24,391	22,998	95,416	88,219
Acquisition-related costs, net	12,374	7,956	58,746	21,866
Restructuring and other charges, net	1,466	17,519	8,268	22,862

Total operating expenses	250,678	221,906	920,394	766,366

Income from operations	46,618	8,450	126,186	52,551
Other expense, net	(24,969)	(6,798)	(60,884)	(22,534)

Income before income taxes	21,649	1,652	65,302	30,017
(Benefit) provision for income taxes	(95,992)	6,761	(141,833)	(8,221)

Net income (loss)	$117,641	$(5,109)	$207,135	$38,238

Net income per share:
Basic	$0.38	$(0.02)	$0.67	$0.13

Diluted	$0.36	$(0.02)	$0.65	$0.12

Weighted average common shares outstanding:
Basic	309,307	306,541	306,371	302,277

Diluted	322,424	306,541	320,822	315,960

Nuance Communications, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	September 30, 2012	September 30, 2011
	Unaudited
Current assets:
Cash and cash equivalents	$1,129,761	$447,224
Restricted cash	—	6,799
Marketable securities	—	31,244
Accounts receivable, net	381,417	280,856
Prepaid expenses and other current assets	190,128	88,804

Total current assets	1,701,306	854,927
Land, building and equipment, net	116,134	78,218
Goodwill	2,955,477	2,347,880
Intangible assets, net	906,538	731,577
Other assets	119,585	82,691

Total assets	$5,799,040	$4,095,293

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$148,542	$6,905
Redeemable convertible debentures	231,552	—
Contingent and deferred acquisition payments	49,685	23,783
Accounts payable and accrued expenses	328,374	258,777
Deferred revenue	206,610	185,605

Total current liabilities	964,763	475,070
Long-term portion of debt	1,735,811	853,020
Deferred revenue, net of current portion	108,481	90,382
Other liabilities	243,279	183,450

Total liabilities	3,052,334	1,601,922

Equity component of currently redeemable convertible debentures	18,430	—

Stockholders' equity	2,728,276	2,493,371

Total liabilities and stockholders' equity	$5,799,040	$4,095,293

Nuance Communications, Inc.

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three months ended September 30,		Twelve months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$117,641	$(5,109)	$207,135	$38,238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,665	45,214	187,183	170,933
Stock-based compensation	58,165	37,791	174,581	147,296
Non-cash interest expense	10,709	2,986	35,497	12,510
Non-cash restructuring and other expense	—	11,725	—	11,725
Deferred tax (benefit) provision	(92,347)	(8,163)	(151,547)	(43,890)
Gain on non-controlling strategic equity interest	—	—	(13,726)	—
Other	504	12,233	4,016	16,492
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(21,880)	(21,851)	(55,210)	(25,530)
Prepaid expenses and other assets	14,861	5,302	13,881	(11,793)
Accounts payable	153	1,806	22,645	(8,193)
Accrued expenses and other liabilities	(2,796)	3,175	8,939	(6,775)
Deferred revenue	8,781	12,795	39,605	56,398

Net cash provided by operating activities	141,456	97,904	472,999	357,411

Cash flows from investing activities:
Capital expenditures	(10,901)	(10,640)	(62,910)	(34,907)
Payments for business and technology acquisitions, net of cash acquired	(229,128)	(88,991)	(884,945)	(409,005)
Purchases of marketable securities and other investments	—	—	(15,156)	(10,776)
Proceeds from sales and maturities of marketable securities and other investments	778	5,000	31,789	11,650
Change in restricted cash balance	—	—	6,747	17,184

Net cash used in investing activities	(239,251)	(94,631)	(924,475)	(425,854)

Cash flows from financing activities:
Payments of debt	(1,626)	(1,671)	(6,605)	(7,535)
Proceeds from long-term debt, net of issuance costs	688,908	(2,553)	1,364,925	(2,553)
Payments for repurchases of common stock	—	—	(199,997)	—
Proceeds from settlement of share-based derivatives, net	—	—	9,020	9,414
Payments of other long-term liabilities	(380)	(2,849)	(8,525)	(10,643)
Excess tax benefits on employee equity awards	500	9,300	(3,583)	17,520
Proceeds from issuance of common stock from employee stock plans	8,884	14,955	27,747	36,667
Cash used to net share settle employee equity awards	(10,822)	(6,881)	(49,947)	(36,908)

Net cash provided by financing activities	685,464	10,301	1,133,035	5,962

Effects of exchange rate changes on cash and cash equivalents	2,537	(13,331)	978	(6,925)

Net increase (decrease) in cash and cash equivalents	590,206	243	682,537	(69,406)
Cash and cash equivalents at beginning of period	539,555	446,981	447,224	516,630

Cash and cash equivalents at end of period	$1,129,761	$447,224	$1,129,761	$447,224

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

Unaudited

	Three months ended September 30		Twelve months ended September 30
	2012	2011	2012	2011
GAAP revenue	$468,781	$367,041	$1,651,509	$1,318,741
Acquisition-related revenue adjustments: product and licensing	17,624	22,140	74,060	53,961
Acquisition-related revenue adjustments: professional services and hosting	2,775	7,844	5,864	15,429
Acquisition-related revenue adjustments: maintenance and support	908	2,510	6,632	5,807

Non-GAAP revenue	$490,088	$399,535	$1,738,065	$1,393,938

GAAP cost of revenue	$171,485	$136,685	$604,929	$499,824
Cost of revenue from amortization of intangible assets	(15,300)	(14,570)	(60,034)	(55,111)
Cost of revenue adjustments: product and licensing (1,2)	2,002	2,680	8,135	9,487
Cost of revenue adjustments: professional services and hosting (1,2)	(8,818)	(7,300)	(25,981)	(26,864)
Cost of revenue adjustments: maintenance and support (1,2)	(330)	(641)	(956)	(2,186)

Non-GAAP cost of revenue	$149,039	$116,854	$526,093	$425,150

GAAP gross profit	$297,296	$230,356	$1,046,580	$818,917
Gross profit adjustments	43,753	52,325	165,392	149,871

Non-GAAP gross profit	$341,049	$282,681	$1,211,972	$968,788

GAAP income from operations	$46,618	$8,450	$126,186	$52,551
Gross profit adjustments	43,753	52,325	165,392	149,871
Research and development (1)	10,258	6,101	29,565	24,289
Sales and marketing (1)	18,187	10,516	54,281	43,264
General and administrative (1)	20,238	13,226	63,233	49,707
Amortization of intangible assets	24,391	22,998	95,416	88,219
Costs associated with IP collaboration agreements	5,250	5,250	21,000	19,750
Acquisition-related costs, net	12,374	7,956	58,746	21,866
Restructuring and other charges, net	1,466	17,519	8,268	22,862

Non-GAAP income from operations	$182,535	$144,341	$622,087	$472,379

GAAP (benefit) provision for income taxes	$(95,992)	$6,761	$(141,833)	$(8,221)
Non-cash taxes	97,741	(2,161)	160,883	26,620

Non-GAAP provision for income taxes	$1,749	$4,600	$19,050	$18,399

GAAP net income	$117,641	$(5,109)	$207,135	$38,238
Acquisition-related adjustment—revenue (2)	21,307	32,494	86,556	75,197
Acquisition-related adjustment—cost of revenue (2)	(2,336)	(2,687)	(8,700)	(10,473)
Acquisition-related costs, net	12,374	7,956	58,746	21,866
Cost of revenue from amortization of intangible assets	15,300	14,570	60,034	55,111
Amortization of intangible assets	24,391	22,998	95,416	88,219
Non-cash stock-based compensation (1)	58,165	37,791	174,581	147,296
Non-cash interest expense, net	10,709	2,986	35,497	12,510
Non-cash income taxes	(97,741)	2,161	(160,883)	(26,620)
Costs associated with IP collaboration agreements	5,250	5,250	21,000	19,750
Change in fair value of share-based instruments	(1,647)	(2,386)	(7,997)	(13,230)
Gain on non-controlling strategic equity interest	—	—	(13,726)	—
Restructuring and other charges, net	1,466	17,519	8,268	22,862

Non-GAAP net income	$164,879	$133,543	$555,927	$430,726

Non-GAAP diluted net income per share	$0.51	$0.42	$1.73	$1.36

Diluted weighted average common shares outstanding	322,424	319,198	320,822	315,960

Nuance Communications, Inc.

Supplemental Financial Information—GAAP to Non-GAAP Reconciliations, continued

(in thousands)

Unaudited

	Three months ended September 30		Twelve months ended September 30
	2012	2011	2012	2011
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$19	$7	$137	$36
Cost of professional services and hosting	9,133	7,300	26,409	27,814
Cost of maintenance and support	330	641	956	2,186
Research and development	10,258	6,101	29,565	24,289
Sales and marketing	18,187	10,516	54,281	43,264
General and administrative	20,238	13,226	63,233	49,707

Total	$58,165	$37,791	$174,581	$147,296

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$21,307	$32,494	$86,556	$75,197
Cost of product and licensing	(2,021)	(2,687)	(8,272)	(9,523)
Cost of professional services and hosting	(315)	—	(428)	(950)

Total	$18,971	$29,807	$77,856	$64,724

Nuance Communications, Inc.

Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued

(in millions)

Unaudited

Healthcare	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
GAAP Revenue	$117.4	$120.7	$135.4	$141.7	$515.2	$145.1	$149.7	$184.5	$189.3	$668.6
Adjustment	$0.4	$0.3	$3.9	$7.0	$11.6	$0.2	$0.2	$0.0	$0.4	$0.8

Non-GAAP Revenue	$117.8	$121.0	$139.3	$148.7	$526.8	$145.3	$149.9	$184.5	$189.7	$669.4

Mobile & Consumer	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
GAAP Revenue	$86.1	$93.1	$91.6	$107.9	$378.7	$103.4	$110.3	$126.0	$143.2	$483.0
Adjustment	$1.6	$0.6	$1.5	$10.9	$14.6	$5.1	$4.8	$6.4	$9.0	$25.3

Non-GAAP Revenue	$87.7	$93.7	$93.1	$118.7	$393.3	$108.5	$115.1	$132.4	$152.2	$508.3

Enterprise	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
GAAP Revenue	$71.1	$72.3	$68.5	$79.9	$291.8	$72.2	$79.6	$74.1	$89.1	$315.0
Adjustment	$1.4	$1.7	$1.4	$0.1	$4.6	$3.6	$11.8	$0.4	$1.2	$17.0

Non-GAAP Revenue	$72.5	$74.0	$69.9	$80.0	$296.4	$75.8	$91.4	$74.5	$90.3	$332.0

Imaging	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
GAAP Revenue	$29.2	$32.9	$33.4	$37.6	$133.0	$39.9	$50.7	$47.1	$47.2	$184.9
Adjustment	$10.0	$10.4	$9.4	$14.6	$44.4	$12.5	$10.6	$9.7	$10.7	$43.5

Non-GAAP Revenue	$39.3	$43.3	$42.8	$52.1	$177.4	$52.4	$61.3	$56.8	$57.9	$228.4

Schedules may not add due to rounding.